Form 540 Prescribed by:

JON HUSTED
Ohio Secretary of State

Toll Free: (877) SOS-FILE (877-767-3453)
Central Ohio: (614) 466-3910

www.OhioSecretaryofState.gov
busserv@OhioSecretaryofState.gov

File online or for more information: www.OHBusinessCentral.com

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two business day processing time. Requires an additional $100.00)
P.O. Box 1390
Columbus, OH 43216

For screen readers, follow instructions located at this path.

Certificate of Amendment

(For-Profit, Domestic Corporation)

Filing Fee: $50

Form Must Be Typed

Check appropriate box:

[X] Amendment to existing Articles of Incorporation (125-AMDS)

[ ] Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: First Defiance Financial Corp.

Charter Number: 906135

Check one box below and provide information as required:

[ ] The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

[X] The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.): 1701.70(B)(8)

[ ] The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

[ ] The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document.

Required

Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

Kevin T. Thompson

Signature

By (if applicable)

Kevin T. Thompson

Print Name

Signature

By (if applicable)

Print Name

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF FIRST DEFIANCE FINANCIAL CORP., AS AMENDED

The undersigned hereby certifies that, at a meeting duly convened and held on June 18, 2018, and in accordance with Section 1701.70(B)(8) of the Ohio Revised Code and the Corporation's Articles of Incorporation, as amended, the Board of Directors of the Corporation adopted the following resolution to be effective immediately before the filing of the Certificate of Amendment to which this certification is attached:

> RESOLVED, that the first sentence of Article V of the Corporation's Articles be amended to read in its entirety as follows:
>
> > The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 55,000,000 shares, of which 50,000,000 shares are to be shares of common stock, $0.01 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $.01 par value per share.

Kevin T. Thompson

Kevin T. Thompson, Chief Financial Officer